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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 9, 2001
                         Commission File Number 0-23252

                              IGEN INTERNATIONAL, INC.
                             (Exact name of registrant)


                Delaware                               94-2852543
        (State of organization)           (I.R.S. Employer Identification No.)

                16020 Industrial Drive, Gaithersburg Maryland 20877
               (Address of principal executive offices and zip code)


                                 (301) 869-9800

                         (Registrant's telephone Number)

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ITEM 5.     OTHER EVENTS

      On February 9, 2001, Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington") and IGEN International, Inc. ("Company") executed an agreement under which the Company may, from time to time and at its sole discretion, present Acqua Wellington with draw down notices requiring Acqua Wellington to purchase up to a certain specified amount of the Company's Common Stock for each draw down request during the following 28 months, at a specified discount to the market price, for an aggregate purchase price of $60 million. In addition, the Company and Acqua Wellington also executed an agreement under which the Company agreed to sell $3 million of the Company's Common Stock to Acqua Wellington with closing on the sale expected to occur on February 12, 2001. All shares of the Company Common Stock to be sold to Acqua Wellington are registered under our Registration Statement on Form S-3 (No. 333-53086).

ITEM 7.     EXHIBITS.

Exhibit 10.1 Common Stock Purchase Agreement between IGEN International, Inc. and Acqua Wellington North American Equities Fund, Ltd. dated as of February 9, 2001 relating to the sale of $60 million of Common Stock.

Exhibit 10.2 Common Stock Purchase Agreement between IGEN International, Inc. and Acqua Wellington North American Equities Fund, Ltd. dated February 9, 2001 relating to the sale of $3 million Common Stock.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IGEN INTERNATIONAL, INC.

                                      By: /s/ Samuel J. Wohlstadter
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                                          Samuel J. Wohlstadter
                                          Chairman and Chief Executive Officer

Dated:  February 9, 2001